Exhibit 32.1

                           Section 1350 Certification

We, Michel van Herreweghe, Chairman of the Board and CEOof ART International Corporation, and Simon P. Meredith, President and COO of ART International
Corporation, hereby certify that this periodic report containing financial statements filed by ART International Corporation with the Securities Exchange Commission pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (the "Act") fully complies with the requirements of Section 13 (a) or 15
(d) of the Act and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of ART International Corporation.


Date:  October 22, 2003                             /s/ Michel van Herreweghe
                                                   -----------------------------
                                                   Michel van Herreweghe
                                                   Chairman of the Board of
                                                   ART International Corporation


                                                    /s/ Simon P. Meredith
                                                   -----------------------------
                                                   Simon P. Meredith
                                                   President and CEO of
                                                   ART International Corporation